UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 8, 2014, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors pursuant to which the Company agreed to sell a total of 13,500 units (the “Units”) for a purchase price of $1,000 per Unit, with each Unit consisting of one share of the Company’s Series A 3.6% Convertible Preferred Stock (the “Preferred Stock”), which shall be convertible into shares (the “Conversion Shares) of the Company’s common stock, par value of $0.001 per share (“Common Stock”), with a conversion price of $0.52, and warrants (the “Warrants”) to purchase up to a number of shares of Common Stock equal to 100% of the Conversion Shares (the “Warrant Shares”) under the shares of Preferred Stock, in a registered direct offering (the “Offering”). Each Warrant will have an exercise price of $0.5771 per share, will be exercisable six months after the date of issuance and will expire five years from the date on which it is initially exercisable. The Preferred Stock and the Warrants are immediately separable and will be issued separately.

The Company has agreed to seek approval from its stockholders (the “Stockholder Approval”) as may be required (i) by the applicable rules and regulations of the Nasdaq Stock Market) with respect to the transactions contemplated by the Purchase Agreement, including the issuance of all of the Conversion Shares and Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock of the Company on the Closing Date, including certain adjustments to the conversion price of the Preferred Stock and exercise of the Warrants as provided by the Purchase Agreement (the “Nasdaq Limitation”); and (ii) to approve an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of Common Stock (the “Authorized Share Limitation”). Each share of Preferred Stock will be convertible into Common Stock at any time at the election of the investor, subject to the Stockholder Approval for any amounts exceeding the Nasdaq Limitation and Authorized Share Limitation.

Roth Capital Partners acted as the representative of the placement agents (the “Placement Agents”) for the Offering pursuant to a Placement Agency Agreement dated October 8, 2014 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed to pay the Placement Agents an aggregate fee equal to 6% of the gross proceeds of the Offering. The Placement Agent Agreement contains customary representations, warranties, and indemnification by the Company.

The Company expects to complete the Offering on or about October 13, 2014, subject to the satisfaction of customary closing conditions, and expects to raise an aggregate of $13.5 million, with net proceeds estimated to be approximately $12.5 million, after deducting the placement agent fees and estimated offering expenses, from the sale of the Units. The Company may raise up to approximately an additional $15 million in connection with Warrant exercises from time to time during the period the Warrants are exercisable.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-195846), which was declared effective by the Securities and Exchange Commission on May 22, 2014 (the “SEC”). The Company, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will file with the SEC a prospectus supplement relating to the Offering. The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

The rights, preferences and privileges of the Preferred Stock shall be set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series A 3.6% Convertible Preferred Stock, as filed as Exhibit 3.1 to this Current Report (the “Certificate of Designation”). The Certificate of Designation provides for certain voting rights, conversion rights and adjustments to the conversion price of the Preferred Stock based on stock dividends, stock splits and certain dilutive issuances and certain adverse FDA decisions. The Certificate of Designation also provides for certain dividend rights and redemption obligations, and it prohibits the Company from taking certain actions without approval from holders of at least 67% of the stated value of the Preferred Stock until the Stockholder Approval is obtained by the Company.

Pursuant to the terms of the Purchase Agreement, until the 18 month anniversary of the date of the Stockholder Approval, upon any financing by the Company of Common Stock or securities convertible into Common Stock, each investor will have the right to participate in such financing up to an amount of such financing aggregating up to 50% of the financing for all investors, subject to certain exceptions. The Purchase Agreement also contains other customary representations and warranties by the Company.

Pursuant to the terms of the Certificate of Designation and the Warrants, the number of Conversion Shares and Warrant Shares that may be acquired by any holder upon any conversion of the Preferred Stock or exercise of the Warrants will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). The holder may elect to decrease and subsequently increase this beneficial ownership limitation to any other percentage, but not in excess of 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), provided that any such increase will not be effective until 61 days after such written notice is delivered. If, at the time of exercise, there is no effective registration statement registering the issuance to the holder of the shares of Common Stock underlying the Warrant, the holder may exercise, in whole or in part, the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of Common Stock purchasable upon such exercise. The Warrants also provide for certain adjustments to the exercise price of the

Warrants based on stock dividends, stock splits and certain dilutive issuances and certain adverse FDA decisions.

As part of the Offering, we agreed to reset the exercise price for any outstanding warrants to purchase Common Stock that were issued by the Company on September 10, 2014 and held by any of the purchasers in this Offering to $0.5771, the exercise price of the newly issued Warrants.

The foregoing is only a summary of the material terms of the Certificate of Designation, Form of Purchase Agreement, the Warrants and the Placement Agency Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Certificate of Designation, the form of Purchase Agreement, the form of Warrant, and the Placement Agency Agreement, which are filed as Exhibits 3.1, 10.1, 4.1, and 10.2, respectively, to this Current Report and incorporated herein by reference.

In addition, on October 8, 2014, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto. This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its quarterly report on Form 10-Q for the quarter ended June 30, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 3.6% Convertible Preferred Stock

4.1	Form of Warrant for Purchasers in the Units

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Securities Purchase Agreement by and between Cytori Therapeutics, Inc. and the Purchasers (as defined therein), dated as of October 8, 2014

10.2	Placement Agency Agreement, dated October 8, 2014, between Cytori Therapeutics, Inc. and Roth Capital Partners, LLC

99.1	Press Release, issued October 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

October 8, 2014	By:	/s/ Marc H. Hedrick, M.D.
		Name:	Marc H. Hedrick, M.D.
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 3.6% Convertible Preferred Stock

4.1	Form of Warrant for Purchasers in the Units

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Securities Purchase Agreement by and between Cytori Therapeutics, Inc. and the Purchasers (as defined therein), dated as of October 8, 2014

10.2	Placement Agency Agreement, dated October 8, 2014, between Cytori Therapeutics, Inc. and Roth Capital Partners, LLC

99.1	Press Release, issued October 8, 2014